UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

BLUE CHIP INVESTOR FUNDS

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required

[ ] Fee paid previously with preliminary materials

[ ] Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

BLUE CHIP INVESTOR FUND

1939 Friendship Drive, Suite C
El Cajon, CA 92020

NOTICE OF ELECTION OF TRUSTEES BY WRITTEN CONSENT

Dear Shareholders:

As a shareholder of the Blue Chip Investor Fund (the "Fund"), you are receiving this Information Statement regarding the election of two members of the Board of Trustees of Blue Chip Investor Funds by written consent of shareholders representing a quorum, majority of shares and plurality of shares.

This statement is being sent to you for your information only; no action is required of you.

Sincerely,

Jeffrey R. Provence

Trustee, Treasurer, and Secretary

January 24, 2025

Blue Chip Investor Fund

the sole series of Blue Chip Investor Funds

1939 Friendship Drive, Suite C
El Cajon, CA 92020

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INFORMATION STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is furnished by the Board of Trustees (the "Board") of the Blue Chip Investor Funds (the "Trust"), a Ohio statutory trust. This Information Statement is being sent to shareholders of the Blue Chip Investor Fund (the "Fund") on or about January 29, 2025.

The Investment Company Act of 1940 requires a certain percentage of the Trustees to have been elected by shareholders before the Board can appoint any new Trustee. To make it easier to satisfy this requirement in the future, the Board of Trustees proposed to have shareholders elect two Trustees to their positions as such. Their election was made upon the written consent of shareholders of the Fund representing a quorum, plurality, and majority of votes on January 15, 2025. The elected status of these two Trustees is effective 20 days after the distribution of this information statement. This Information Statement is being sent on or about January 29, 2025 to shareholders of record as of January 15, 2025.

A copy of the Fund's most recent annual and semi-annual reports on Form N-CSR, including financial statements and schedules, are available at no charge by sending a written request to the Fund, at 1939 Friendship Drive, Suite C, El Cajon, CA 92020, or by visiting www.bcifx.com, or calling the Fund toll-free at 1-877-673-3119.

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ELECTION OF TRUSTEES

Mr. Robert L. Boerner is an "Incumbent Trustee," having been appointed by the Board in May 2023 to fill a vacancy on the Board. However, he has not been elected by the shareholders of the Trust. Mr. Cannon I. Nikzad, CPA is a "Nominee Trustee" having been appointed by the Board in December 2024 to fill a position on the Board, subject to shareholder approval. The Board's Audit Committee (composed of Independent Trustees, as defined below) has served as an ad hoc Nominating Committee for the purpose of reviewing nominee qualifications and making recommendations to the Board. Mr. Provence identified both Mr. Boerner and Mr. Nikzad for consideration by the Board. The Investment Company Act of 1940, as amended, (the "1940 Act") requires a certain percentage of the Trustees to have been elected by shareholders and that those elections occur before the Board can appoint new any Trustees to fill vacancies or expand the Board. To properly seat the Nominee Trustee, to elect the Incumbent Trustee and to facilitate future compliance with the requirements of the 1940 Act, the Board of Trustees sought and received shareholder ratification by written consent of shareholders of the Trust representing a quorum, plurality, and majority of votes on January 15, 2025, of the appointment of Mr. Boerner and Mr. Nikzad as Trustees.

Mr. Jeffrey R. Provence is the only interested person Trustee of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act (the "Interested Trustee"). Mr. Provence is an Interested Trustee by virtue of his position as an officer of the Trust (Treasurer and Secretary). Mr. Allen C. Brown and Mr. Boerner each serve as a non-interested person Trustee of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act ("Independent Trustee") and Mr. Nikzad will serve as an Independent Trustee. Mr. Brown is expected to conclude his service to the Trust shortly after 20 days following the distribution of this information statement.

Information about the Incumbent Trustee and Nominee Trustee

Incumbent Independent Trustee

Below is information about the Incumbent Independent Trustee and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the experience and background of Mr. Boerner make him highly qualified.

Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills. Mr. Boerner has been a licensed real estate broker for over 20 years and also has experience as a licensed mortgage lender. Mr. Boerner has extensive experience representing residential buyers and sellers and strong ability to understand complex financial and financing aspects of transactions. The Board of Trustees believes his experience with the complexities of the highly-regulated aspects of real estate, mortgage lending and sales translate well to the highly-regulated environment under which mutual funds must operate. Consequently, he has experience overseeing layers

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of regulatory conditions under which an entity must operate which parallels the operations of mutual funds.

Nominee Independent Trustee

Below is information about the Nominee Independent Trustee and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the experience and background of the Nominee Independent Trustee makes him highly qualified.

Mr. Cannon I. Nikzad possesses what the Board feels are unique experiences, qualifications and skills valuable to the Trust. Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills. Mr. Nikzad currently serves as an Enterprise Account Executive for AuditBoard, Inc, an audit, risk, and compliance software firm. He also has nearly a decade of experience in audit functions, serving as an audit Assurance Manager for domestic and international engagements for Ernst & Young LLP, a global auditing and consulting firm. The Board of Trustees believes his experience with the complexities of the highly-regulated aspects of various businesses align well to the highly-regulated environment under which mutual funds must operate. Additionally, Mr. Nikzad holds a Bachelor of Arts degree in history from the University of California, Los Angeles. The Board believes Mr. Nikzad's experience and expertise as an auditor, business executive, including his expertise in a variety of regulatory issues, adds depth and understanding to its consideration of the Trustee's obligations to the Fund and its shareholders.

Additional information about the Incumbent Trustees, Nominee Trustee and Trust officers, including their address (unless otherwise noted, the address of each Trustee and Officer is 1939 Friendship Drive, Suite C, El Cajon, CA 92020), age, principal occupation, and other directorships held during the past five years, is set forth in the following tables.

Incumbent Independent Trustee

Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex*** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Robert L. Boerner, Year of Birth: 1969	Independent Trustee Since 2023	Owner / Broker of Gecko Realty (2008 to current)	1	PFS Funds, Neiman Funds

* c/o Blue Chip Investor Funds, 1939 Friendship Drive, Suite C, El Cajon, CA 92020

** The term of office for each Trustee will continue indefinitely.

*** The term "Fund Complex" refers to the Blue Chip Investor Fund.

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Nominee Independent Trustee

Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex*** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Cannon I. Nikzad Born in 1990	Nominee Trustee since December 2024

Enterprise Account Executive for AuditBoard, Inc, an audit, risk, and compliance software firm, Jan. 2022 to present.

Assurance Manager, Ernst & Young LLP, a global auditing and consulting firm, Sept. 2012 to Dec. 2021.

			N/A	None

* c/o Blue Chip Investor Funds, 1939 Friendship Drive, Suite C, El Cajon, CA 92020

** The term of office for each Trustee will continue indefinitely.

*** The term "Fund Complex" refers to the Blue Chip Investor Fund.

Other Independent Trustee

Allen C. Brown. Mr. Brown has served as a Trustee since the Trust's inception in 2001. He was an estate planning and business attorney from 1970 to 2021. As a practicing attorney for over five decades, Mr. Brown provides a valued legal perspective to the Board of Trustees.

Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex*** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Allen C. Brown, Year of Birth: 1943	Independent Trustee Since 2001	Retired. Law Office of Allen C. Brown. Estate planning and business attorney (1970 to 2021).	1	PFS Funds

* c/o Blue Chip Investor Funds, 1939 Friendship Drive, Suite C, El Cajon, CA 92020

** The term of office for each Trustee will continue indefinitely.

*** The term "Fund Complex" refers to the Blue Chip Investor Fund.

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Interested Trustee and Officers

Jeffrey R. Provence. Mr. Jeffrey R. Provence has served as a Trustee since the Trust's inception in 2001. Mr. Jeffrey R. Provence is the CEO of Premier Fund Solutions, Inc. which provides the Board with knowledge related to fund administration. Mr. Jeffrey R. Provence is also a General Partner of Value Trend Capital Management, LP, and has worked in the investment management industry since 1995 providing investment management knowledge to the Board.

Address* Year of Birth	Position/Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex*** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Jeffrey R. Provence(2), Year of Birth: 1969	Secretary, Treasurer and Trustee Since 2001	CEO, Premier Fund Solutions, Inc. (2001-Present). General Partner and Portfolio Manager for Value Trend Capital Management, LP (1995 to current).	1	PFS Funds, Meeder Funds
James D. Craft, Year of Birth: 1982	President Since 2023	Fund Administrator, Premier Fund Solutions, Inc. (2007-present); Chief Technology Officer, Premier Fund Solutions, Inc. (2011 to present).	N/A	N/A
Jock Meeks, Year of Birth: 1956	Chief Compliance Officer Since 2004	Client Services Director for Check Capital Management (2004 to current).	N/A	N/A

* c/o Blue Chip Investor Funds, 1939 Friendship Drive, Suite C, El Cajon, CA 92020

** The term of office for each Trustee will continue indefinitely. Officers are elected annually.

*** The term "Fund Complex" refers to the Blue Chip Investor Fund.

Board Leadership Structure

The Board supervises the business activities of the Trust. The Board has not selected a chairman and the President or a Trustee preside over the Board meetings. The Board has engaged an investment adviser to manage the Fund's portfolio. The Board is responsible for overseeing the investment adviser and other service providers to the Trust and the Fund. The Board is currently composed of three Trustees, including one Trustee who is not an "interested persons" of the Fund, as that term is defined in the 1940 Act (each an "Independent Trustee"). In addition to four regularly scheduled

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meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. The Board has established an Audit Committee comprised entirely of Trustees who are Independent Trustees. The Audit Committee is generally responsible for (i) overseeing and monitoring the Trust's internal accounting and control structure and other accounting related matters. The Independent Trustees have not selected a Lead Independent Trustee and are not expected to do so. During the fiscal year ended December 31, 2024, the Board met four times.

Risk Oversight

Mutual funds face a number of risks, including investment risk, compliance risk and valuation risk. The Board oversees management of the Fund's risks directly and through its officers. While day-to-day risk management responsibilities rest with the Fund's Chief Compliance Officer, investment adviser and other service providers, the Board monitors and tracks risk by: (1) receiving and reviewing quarterly reports related to the performance and operations of the Fund; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Trust, including the Trust's valuation policies and transaction procedures; (3) periodically meeting with the portfolio manager to review investment strategies, techniques and related risks; (4) meeting with representatives of key service providers, including the Fund's investment adviser, administrator, transfer agent, the custodian and the independent registered public accounting firm, to discuss the activities of the Funds; (5) engaging the services of the Chief Compliance Officer of the Fund to test the compliance procedures of the Trust and its service providers; (6) receiving and reviewing reports from the Trust's independent registered public accounting firm regarding the Fund's financial condition and the Trust's internal controls; and (7) receiving and reviewing an annual written report prepared by the Chief Compliance Officer reviewing the adequacy of the Trust's compliance policies and procedures and the effectiveness of their implementation. The Board has concluded that its general oversight of the investment adviser and other service providers as implemented through the reporting and monitoring process outlined above allows the Board to effectively administer its risk oversight function.

Audit Committee

The Board has an Audit Committee, which is comprised of the independent members of the Board Allen C. Brown and Robert L. Boerner. The Audit Committee operates pursuant to an Audit Committee Charter. The Audit Committee meets at least once a year, or more often as required, in conjunction with meetings of the Board. The Audit Committee oversees and monitors the Trust's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee also reviews audit plans, fees, and other material arrangements with respect to the engagement of auditors, including permissible non-audit services performed. The Audit Committee is generally responsible for (i) overseeing and monitoring the Trust's internal accounting and control structure, its auditing function and its financial reporting process, (ii) selecting and recommending to the full Board the appointment of auditors for the Trust, (iii) reviewing audit plans, fees, and other material arrangements with respect to the engagement of auditors, including permissible non-audit services performed; (iv)

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reviewing the qualifications of the auditor's key personnel involved in the foregoing activities and (v) monitoring the auditor's independence. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Fund's independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) or subsequently defined, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. No member of the current Audit Committee has all of the required technical attributes to qualify as an "audit committee financial expert." At this time, the Board believes the experience provided by each member of the Audit Committee collectively offers the Fund adequate oversight given the Fund's level of financial complexity. During the fiscal year ended December 31, 2024, the Audit Committee met three times.

Trustee Ownership

As of December 31, 2024, and January 15, 2025, the Trustees and Nominee Trustee owned the following amounts in the Trust:

Name of Trustee, Nominee Trustee or Officer	Dollar Range of Securities In The Blue Chip Investor Fund	Aggregate Dollar Range of Securities In Trust
Jeffrey R. Provence	$1 - $10,000	$1 - $10,000
Robert L. Boerner	None	None
Allen C. Brown	None	None
Cannon Nikzad	None	None

Compensation

Trustee fees are paid by the Trust. Officers and Trustees of the Fund who are deemed "interested persons" of the Trust receive no compensation from the Fund. The following table provides information regarding Trustee compensation for the fiscal year ended December 31, 2024.

Name	Total Compensation from Trust
Jeffrey R. Provence	$0
Robert L. Boerner	$2,200
Allen C. Brown	$2,200

SHAREHOLDER PROPOSALS AND MEETINGS

The Trust has not received any shareholder proposals to be considered as of January 15, 2025. While no meeting is being held with respect to election of Mr. Boerner and Mr. Nikzad, under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust's future Proxy Statement, if any, and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust's proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The Trust is not

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required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to the Trust's Secretary at 1939 Friendship Drive, Suite C, El Cajon, CA 92020. The Trust does not have specific requirements for reviewing nominee trustee qualifications and would consider a nominee proposed by a shareholder.

COMMUNICATIONS WITH THE BOARD

The Trust's Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, a shareholder of the Trust wishing to communicate with the Board may do so in writing, signed by the shareholder and setting forth: (a) the name and address of the shareholder; (b) the number of shares of the Fund owned by the shareholder; and (c) if the shares are owned indirectly through a broker or other record owner, the name of the broker or other record owner. These communications should be addressed as follows: Secretary, Blue Chip Investor Fund, 1939 Friendship Drive, Suite C, El Cajon, CA 92020.

The Secretary of the Trust is responsible for collecting, reviewing, and organizing all properly-submitted shareholder communications. With respect to each properly-submitted shareholder communication, the Secretary, in most instances, either will: (i) provide a copy of the communication to the appropriate Committee of the Board or to the full Board at the Committee's or Board's next regularly-scheduled meeting; or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the appropriate Committee of the Board or to the full Board promptly after receipt.

The Secretary, in good faith, may determine that a shareholder communication should not be provided to the appropriate Committee of the Board or to the full Board because the communication: (i) does not reasonably relate to the Trust or the Trust's operations, management, activities, policies, service providers, Board of Trustees, or one of the Committees of the Board, officers, or shareholders, or other matters relating to an investment in the Trust; or (ii) is ministerial in nature (such as a request for Trust literature, share data, or financial information).

INFORMATION STATEMENT DELIVERY

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement, and the Trust will promptly mail a copy to you. You may also call or write to

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the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, write the Trust at 1939 Friendship Drive, Suite C, El Cajon, CA 92020, or by calling the Trust toll-free at 1-877-673-3119.

OTHER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Shareholders owning more than 25% of the shares of a Fund who have the power to vote those shares are presumed to "control" a Fund, as that term is defined under the 1940 Act. Persons controlling a Fund can generally determine the outcome of any proposal submitted to the shareholders of that Fund for approval. As of the Record Date, the following shareholders were considered to be either a control person or principal (at least 5%) shareholder of the Fund:

Name and Address	Shares	Percent Ownership	Type of Ownership
Charles Schwab & Co. Inc., 101 Montgomery Street San Francisco, CA 94104	111,560.80	55.72%	Record
National Financial Services, LLC 200 Liberty Street New York, NY 10281	86,913.41	43.41%	Record

As of the Record Date, the investment adviser to the Fund (Check Capital Management, Inc., or "Adviser") shared with certain of its advisory clients the power to vote, and investment discretion with respect to more than 90% of the outstanding shares of the Fund held as of record at Charles Schwab & Co. and National Financial Services, LLC. As a result, the Adviser may be deemed to beneficially control these shares and may be deemed to control the Fund. As the controlling shareholder, the Adviser could control the outcome of any proposal submitted to the shareholders for approval, including changes to the Fund's fundamental policies or the terms of the management agreement with the Adviser. As of the Record Date, the Trustees and officers owned less than 1% of the Fund.

COSTS OF INFORMATION STATEMENT

The cost of preparing and mailing this Information Statement will be borne by the Fund. The estimated cost of these services is approximately $15,000.

OPERATION OF THE FUND

The Fund is a non-diversified series of the Trust, an open-end investment company established under the laws of Ohio by an Agreement and Declaration of Trust dated November 1, 2001. The Board oversees the activities of the Fund. Like other mutual funds, the Trust retains various organizations to perform specialized services. As described above, the Trust currently retains an investment adviser, Check Capital

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Management Inc., located at 575 Anton Boulevard, Suite 500, Costa Mesa, CA 92626 as investment adviser to the Fund. Premier Fund Solutions, Inc., located at 1939 Friendship Drive, Suite C, El Cajon, CA 92020 serves as the Fund's administrator. Mutual Shareholder Services, LLC, located at 8000 Town Centre Dr., Suite 400, Broadview Heights, OH 44147 serves as the Fund's dividend paying agent, shareholders' servicing agent, transfer agent, and, fund accountant. The Huntington National Bank, located at 41 South High Street, Columbus, OH 43287, serves as custodian for the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board selected Cohen & Company, Ltd. ("Cohen"), located at 342 N. Water Street, Suite 830, Milwaukee, WI 53202, to serve as the Fund's independent registered public accounting firm (auditor) for the fiscal year ending December 31, 2024 and for the fiscal year ending December 31, 2025. Cohen provides audit services and review of certain documents to be filed with the SEC. The Audit Committee pre-approves all audit engagements of the Trust's independent registered public accounting firm. One hundred percent of the fees presented below were pre-approved. The Audit Committee pre-approves non-audit engagements of Trust's independent registered public accounting firm. The Audit Committee also pre-approves any non-audit services proposed to be provided by the independent registered public accounting firm to (a) the investment adviser and (b) any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Trust, if the auditor's engagement with the investment adviser or any such control persons relates directly to the operations and financial reporting of the Fund. Neither the investment adviser, nor any entity controlling, controlled by, or under common control with the investment adviser has engaged Cohen for any services.

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total Non-Audit Fees
2022	$15,250	$0	$3,000	$750	$3,750
2023	$15,250	$0	$3,000	$750	$3,750
2024	$15,250*	$0*	$3,000*	$750*	$3,750*

* Estimated

The Board and Audit Committee did not use the waiver provisions contained in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. No audit work was performed by persons other than full-time permanent employees of Cohen.

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